Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports First-Quarter 2015 Results

•	Exceeded production guidance for third consecutive quarter

•	Achieved Company record 272,000 barrels of oil per day

•	Reduced operating costs 9 percent year over year

•	Completed accretive EnLink transactions

•	Increased 2015 oil production growth outlook to a range of 25 to 35 percent

•	Reduced 2015 capital spending 6 percent

OKLAHOMA CITY - May 5, 2015 - Devon Energy Corp. (NYSE:DVN) today announced core earnings of $89 million, or $0.22 per diluted share, for the first quarter of 2015. The Company’s total cash inflows for the quarter reached $2.2 billion, consisting of $1.6 billion of operating cash flow and $569 million of proceeds received from the sale of EnLink common units.

“Devon delivered outstanding operational results in the first quarter as we continued to deliver superior execution across our repositioned asset portfolio,” said John Richels, president and CEO. “Our focused drilling activity has generated production growth that exceeded our guidance for the third consecutive quarter, our capital programs benefited from substantial service cost savings and we did an exceptional job controlling operating expenses.

“Additionally, the proceeds from the sale of EnLink units allow us to further strengthen our investment-grade balance sheet and enhance our liquidity position,” Richels said. “Combined with our recent sale of the Victoria Express Pipeline to EnLink, which closed early in the second quarter, we generated approximately $870 million of value for our shareholders at a substantial premium to Devon’s current trading multiple.”

On a reported basis, due to a non-cash, full-cost ceiling charge, Devon had a net loss of $3.6 billion for the first-quarter 2015. This compares with first-quarter 2014 reported net earnings of $324 million.

Production Exceeds Guidance for Third Consecutive Quarter

Total production from Devon’s retained asset base averaged 685,000 oil-equivalent barrels (Boe) per day during the first quarter of 2015. This result exceeded the top end of the Company’s guidance range by 12,000 Boe per day and represents a 22 percent increase compared to the first quarter of 2014. Liquids accounted for 60 percent of the Company’s production mix.

Devon delivered record oil production of 272,000 barrels per day in the first quarter. This result also exceeded the top end of the Company’s guidance range by 12,000 barrels per day and represents a 55 percent increase compared to the first quarter of 2014. The most significant growth came from the Company’s U.S. operations, where oil production increased a substantial 72 percent for the quarter year over year.

The strong growth in U.S. production was largely attributable to prolific well results from the Company’s world-class Eagle Ford assets. Net production in the Eagle Ford averaged 122,000 Boe per day in the first quarter, a 23 percent increase compared to the fourth quarter of 2014 and nearly a 140% increase in production compared to Devon’s first month of ownership in March 2014. In addition, the Company achieved another quarter of strong production growth in the Delaware Basin, where net production averaged 53,000 Boe per day, an increase of 15 percent compared to the fourth quarter of 2014.

Devon’s heavy-oil operations in Canada also delivered impressive production growth. In aggregate, net oil production from the Company’s heavy-oil projects increased to a record 104,000 barrels per day in the first quarter. Driven by the continued ramp-up of the Jackfish 3 facility, net oil production in Canada increased 33 percent compared to the first quarter of 2014.

Devon Raises 2015 Production Outlook; Lowering E&P Capital Budget

Detailed forward-looking guidance for the second quarter and full-year 2015 is provided later in the release. A notable update from this revised outlook is Devon raising its total oil production growth to a range of 25 to 35 percent, a substantial increase from the Company’s previous full-year growth guidance of 20 to 25 percent. Due to the improving outlook for oil production, the Company has also raised its top-line production growth guidance in 2015 to a range of 5 to 10 percent.

In addition to higher production, Devon is also benefiting from lower capital requirements. The Company’s 2015 E&P capital program is now expected to range from $3.9 to $4.1 billion. This represents a $250 million reduction in capital spending compared to the Company’s previous guidance.

Operations Report

For additional details on Devon’s E&P operations, please refer to the Company’s first-quarter 2015 Operations Report at www.devonenergy.com. Highlights from the report include:

•	Eagle Ford delivers significant production growth

•	Bone Spring and Powder River Basin type curves raised

•	Jackfish 3 ramp-up drives growth in Canada

•	Emerging Meramec potential expands

Hedges Increase Upstream Revenue; Midstream Profit Rises

Revenue from oil, natural gas and natural gas liquids sales totaled $1.3 billion in the first quarter of 2015, with oil revenue increasing to 64 percent of total upstream revenues. This increased oil sales weighting was attributable to the Company’s substantial growth in both U.S. and Canadian oil production during the quarter.

Cash settlements related to the Company’s oil and natural gas hedges increased revenue by nearly $600 million, or approximately $10 per Boe, in the first quarter. At the end of March, Devon’s commodity hedges had a fair-market value of $1.6 billion.

The Company’s midstream operating profit reached $193 million in the first quarter. This result represents a 6 percent increase compared to the first quarter of 2014 and was right in line with guidance. The year-over-year increase in midstream operating profit was driven by continued growth from EnLink Midstream.

Cost Reduction Initiatives Delivering Strong Results

The Company has several cost reduction initiatives underway that positively impacted first-quarter results. Field-level operating costs, which includes both lease operating expenses (LOE) and production taxes, declined 9 percent to $10.73 per Boe compared to the first quarter of 2014.

The most significant operating cost savings came from LOE, which is the Company’s largest field-level cost. LOE declined 7 percent compared to the year-ago period to $8.97 per Boe and was 7 percent below the low end of Devon’s guidance range. These LOE cost savings were realized across all regions of the Company’s portfolio.

Based on year-to-date cost savings, Devon now expects the midpoint of its full-year 2015 LOE to decline to around $9.30 per Boe. Compared to previous guidance, this implies a full-year cash cost savings of around $170 million.

Production and property taxes were $108 million in the first quarter of 2015, a 21 percent decline year over year. The decline was driven by lower production taxes resulting from lower upstream revenue.

General and administrative expenses (G&A) totaled $251 million in the first quarter of 2015, essentially flat compared to the fourth quarter of 2014. Of this first-quarter G&A expense, $41 million was attributable to non-cash related items. Excluding non-cash items, G&A declined 7 percent sequentially.

Excluding non-recurring items, Devon’s income tax rate was 36 percent of pre-tax earnings for the first quarter of 2015. Of this adjusted rate, the Company incurred a current tax rate of 8 percent, with a deferred tax rate of 28 percent for the quarter.

Accretive Midstream Transactions Strengthen Balance Sheet

Devon recently utilized its strategic investment in EnLink to further strengthen its financial position through a series of highly accretive transactions. In aggregate, the total value of these transactions for Devon was approximately $870 million.

The first of these transactions occurred on March 23, with the announced sale of its Victoria Express Pipeline in the Eagle Ford to EnLink Midstream Partners (NYSE: ENLK). Total consideration for this highly accretive transaction was approximately $215 million or about 10 times 2015 estimated EBITDA. This asset transaction closed on April 1, 2015, with cash proceeds received in the second quarter.

On March 24, Devon commenced a secondary offering of 22.8 million ENLK partnership units. This offering settled in late March, with the Company realizing total cash proceeds of $569 million. Subsequent to quarter end, underwriters fully exercised their option to purchase an additional 3.4 million ENLK partnership units from Devon. This resulted in an incremental $85 million of proceeds received in the second-quarter.

With investment-grade credit ratings and cash balances of $1.9 billion at the end of the first quarter, Devon’s financial position remains exceptionally strong. At March 31, the Company’s net debt, excluding non-recourse EnLink obligations, totaled $7.5 billion.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounting principles). Core earnings and net debt are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided later in this release.

Conference Call Webcast and Supplemental Earnings Materials

Please note that as soon as practicable today, Devon will post additional information, consisting of an operations report and management commentary with associated slides, to its website at www.devonenergy.com. The Company’s first-quarter 2015 conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, May 6, 2015, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “forecasts”, “projections”, “estimates”, “plans”, “expectations”, “targets”, “opportunities”, “potential”, “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; unforeseen changes in the rate of production from our oil and gas properties; uncertainties in future exploration and drilling results; uncertainties inherent in estimating the cost of drilling and completing wells; drilling risks; competition for leases, materials, people and capital; midstream capacity constraints and potential interruptions in production; risk related to our hedging activities; environmental risks; political changes; changes in laws or regulations; our limited control over third parties who operate our oil and gas properties; our ability to successfully complete mergers, acquisitions and divestitures; and other risks identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy Company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The Company is the second-largest oil producer among North American onshore independents. For more information, please visit www.devonenergy.com.

Investor Contacts

Howard Thill, 405-552-3693

Scott Coody, 405-552-4735

Shea Snyder, 405-552-4782

Media Contact

John Porretto, 405-228-7506

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

	Quarter Ended
	March 31,
	2015	2014

Oil and bitumen (MBbls/d)
United States	168	98
Canada	104	78

Retained assets	272	176
Divested assets	—	14

Total	272	190

Natural gas liquids (MBbls/d)
United States	139	119
Divested assets	—	16

Total	139	135

Gas (MMcf/d)
United States	1,617	1,587
Canada	28	20

Retained assets	1,645	1,607
Divested assets	—	585

Total	1,645	2,192

Oil equivalent (MBoe/d)
United States	576	482
Canada	109	81

Retained assets	685	563
Divested assets	—	128

Total	685	691

KEY OPERATING STATISTICS BY REGION

	Quarter Ended March 31, 2015
	Avg. Production (MBoe/d)	Gross Wells Drilled	Operated Rigs at March 31, 2015
Eagle Ford	122	87	1
Permian Basin	102	67	15
Canadian Heavy Oil	109	21	2
Anadarko Basin	88	24	8
Barnett Shale	191	—	—
Rockies	22	13	2
Other assets	51	16	2

Total	685	228	30

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2014	2014	2014	2014	2015
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 1
Oil (MBbls/d)
Eagle Ford	11	40	47	60	75
Permian Basin	55	55	56	55	60
Canadian Heavy Oil	78	77	80	93	104
Anadarko Basin	9	11	10	10	9
Barnett Shale	2	2	2	2	1
Rockies	8	8	10	9	12
Other assets	13	12	11	10	11

Retained assets	176	205	216	239	272
Divested assets	14	4	3	—	—

Total	190	209	219	239	272

Natural gas liquids (MBbls/d)
Eagle Ford	3	11	14	18	23
Permian Basin	16	18	19	20	19
Anadarko Basin	29	31	34	34	30
Barnett Shale	55	55	54	53	51
Rockies	1	1	1	1	1
Other assets	15	14	16	15	15

Retained assets	119	130	138	141	139
Divested assets	16	6	5	—	—

Total	135	136	143	141	139

Gas (MMcf/d)
Eagle Ford	24	88	109	127	143
Permian Basin	121	134	136	137	137
Canadian Heavy Oil	20	23	26	23	28
Anadarko Basin	281	309	323	329	297
Barnett Shale	931	932	896	878	827
Rockies	65	67	66	58	53
Other assets	165	159	160	155	160

Retained assets	1,607	1,712	1,716	1,707	1,645
Divested assets	585	219	138	3	—

Total	2,192	1,931	1,854	1,710	1,645

Oil equivalent (MBoe/d)
Eagle Ford	18	65	79	99	122
Permian Basin	91	95	98	98	102
Canadian Heavy Oil	81	81	84	97	109
Anadarko Basin	85	93	98	100	88
Barnett Shale	213	212	205	201	191
Rockies	20	21	22	19	22
Other assets	55	53	54	50	51

Retained assets	563	620	640	664	685
Divested assets	128	47	31	1	—

Total	691	667	671	665	685

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

	Quarter Ended March 31,
(average prices)	2015	2014
Natural Gas ($/Mcf) - Henry Hub	$2.99	$4.95
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$48.87	$98.66

REALIZED PRICES

	Quarter Ended March 31, 2015
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$42.80	$9.40	$2.47	$21.66
Canada (1)	$22.87	$ N/M	$1.12	$22.16

Realized price without hedges	$35.17	$9.40	$2.45	$21.74
Cash settlements	$21.12	$—	$0.51	$9.62

Realized price, including cash settlements	$56.29	$9.40	$2.96	$31.36

	Quarter Ended March 31, 2014
	Oil /Bitumen	NGL	Gas	Total
	(Per Bbl)	(Per Bbl)	(Per Mcf)	(Per Boe)
United States	$91.66	$29.66	$4.33	$39.44
Canada (1)	$61.76	$51.80	$4.14	$46.71

Realized price without hedges	$77.75	$31.15	$4.30	$41.13
Cash settlements	$(2.10)	$(0.02)	$(0.33)	$(1.61)

Realized price, including cash settlements	$75.65	$31.13	$3.97	$39.52

(1)	The reported Canadian gas volumes include volumes that are produced from certain of our leases and then transported to our Jackfish operations where the gas is used as fuel. However, the revenues and expenses related to this consumed gas are eliminated in our consolidated financials.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS

	Quarter Ended March 31,
(in millions, except per share amounts)	2015	2014
Oil, gas and NGL sales	$1,339	$2,557
Oil, gas and NGL derivatives	294	(320)
Marketing and midstream revenues	1,632	1,488

Total operating revenues	3,265	3,725

Lease operating expenses	553	598
Marketing and midstream operating expenses	1,439	1,305
General and administrative expenses	251	211
Production and property taxes	108	137
Depreciation, depletion and amortization	930	739
Asset impairments	5,460	—
Restructuring costs	—	37
Gains and losses on asset sales	—	(15)
Other operating items	19	23

Total operating expenses	8,760	3,035

Operating income (loss)	(5,495)	690
Net financing costs	117	112
Other nonoperating items	12	18

Earnings (loss) before income taxes	(5,624)	560
Income tax expense (benefit)	(2,035)	231

Net earnings (loss)	(3,589)	329
Net earnings attributable to noncontrolling interests	10	5

Net earnings (loss) attributable to Devon	$(3,599)	$324

Net earnings (loss) per share attributable to Devon:
Basic	$(8.88)	$0.80
Diluted	$(8.88)	$0.79

Weighted average common shares outstanding:
Basic	410	407
Diluted	410	408

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATING STATEMENTS OF OPERATIONS

	Quarter Ended March 31, 2015
(in millions)	Devon U.S. & Canada	EnLink	Eliminations	Total
Oil, gas and NGL sales	$1,339	$—	$—	$1,339
Oil, gas and NGL derivatives	294	—	—	294
Marketing and midstream revenues	852	936	(156)	1,632

Total operating revenues	2,485	936	(156)	3,265

Lease operating expenses	553	—	—	553
Marketing and midstream operating expenses	852	743	(156)	1,439
General and administrative expenses	209	42	—	251
Production and property taxes	97	11	—	108
Depreciation, depletion and amortization	840	90	—	930
Asset impairments	5,460	—	—	5,460
Other operating items	19	—	—	19

Total operating expenses	8,030	886	(156)	8,760

Operating income (loss)	(5,545)	50	—	(5,495)
Net financing costs	98	19	—	117
Other nonoperating items	16	(4)	—	12

Earnings (loss) before income taxes	(5,659)	35	—	(5,624)
Income tax expense (benefit)	(2,046)	11	—	(2,035)

Net earnings (loss)	(3,613)	24	—	(3,589)
Net earnings attributable to noncontrolling interests	—	10	—	10

Net earnings (loss) attributable to Devon	$(3,613)	$14	$—	$(3,599)

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended March 31,
(in millions)	2015	2014
Cash flows from operating activities:
Net earnings (loss)	$(3,589)	$329
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation, depletion and amortization	930	739
Asset impairments	5,460	—
Gains and losses on asset sales	—	(15)
Deferred income tax expense (benefit)	(2,047)	208
Derivatives and other financial instruments	(430)	307
Cash settlements on derivatives and financial instruments	719	(54)
Other noncash charges	225	123
Net change in working capital	215	(152)
Change in long-term other assets	141	(88)
Change in long-term other liabilities	24	13

Net cash from operating activities	1,648	1,410

Cash flows from investing activities:
Capital expenditures	(1,717)	(1,583)
Acquisitions of property, equipment and businesses	(404)	(5,935)
Divestitures of property and equipment	2	142
Redemptions of long-term investments	—	57
Other	3	37

Net cash from investing activities	(2,116)	(7,282)

Cash flows from financing activities:
Borrowings of long-term debt, net of issuance costs	957	3,346
Net borrowings of short-term debt	15	257
Repayments of long-term debt	(487)	(1,577)
Stock option exercises	—	11
Sale of subsidiary units	569	—
Issuance of subsidiary units	2	—
Dividends paid on common stock	(99)	(90)
Distributions to noncontrolling interests	(53)	(100)
Other	(12)	(3)

Net cash from financing activities	892	1,844

Effect of exchange rate changes on cash	(46)	(11)

Net change in cash and cash equivalents	378	(4,039)

Cash and cash equivalents at beginning of period	1,480	6,066

Cash and cash equivalents at end of period	$1,858	$2,027

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$1,858	$1,480
Accounts receivable	1,663	1,959
Derivatives, at fair value	1,706	1,993
Income taxes receivable	—	522
Other current assets	579	544

Total current assets	5,806	6,498

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	75,952	75,738
Not subject to amortization	2,656	2,752

Total oil and gas	78,608	78,490
Midstream and other	10,109	9,695

Total property and equipment, at cost	88,717	88,185
Less accumulated depreciation, depletion and amortization	(57,262)	(51,889)

Property and equipment, net	31,455	36,296

Goodwill	6,328	6,303
Other long-term assets	1,753	1,540

Total assets	$45,342	$50,637

Current liabilities:
Accounts payable	$1,335	$1,400
Revenues and royalties payable	1,054	1,193
Short-term debt	1,448	1,432
Deferred income taxes	638	730
Other current liabilities	1,085	1,180

Total current liabilities	5,560	5,935

Long-term debt	10,301	9,830
Asset retirement obligations	1,373	1,339
Other long-term liabilities	922	948
Deferred income taxes	4,167	6,244
Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	4,542	4,088
Retained earnings	12,933	16,631
Accumulated other comprehensive earnings	481	779

Total stockholders’ equity attributable to Devon	17,997	21,539
Noncontrolling interests	5,022	4,802

Total stockholders’ equity	23,019	26,341

Total liabilities and stockholders’ equity	$45,342	$50,637

Common shares outstanding	411	409

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CAPITAL EXPENDITURES

	Quarter Ended March 31, 2015
(in millions)	U.S.	Canada	Total
Exploration / Appraisal	$128	$53	$181
Development	1,008	137	1,145

Exploration and development capital	$1,136	$190	$1,326
Capitalized G&A			94
Capitalized interest			13
Acquisitions			92
Devon midstream capital			41
Other capital			27

Total (1)			$1,593

(1)	Excludes $489 million attributable to EnLink.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures (GAAP refers to generally accepted accounting principles). The Company must reconcile the Non-GAAP financial measure to related GAAP information.

CORE EARNINGS

(in millions)

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the Company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per diluted share. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on first-quarter 2015 earnings.

	Quarter Ended March 31, 2015
	Before-Tax	After-Tax

Net loss attributable to Devon (GAAP)		$(3,599)
Asset impairments	5,460	3,467
Fair value changes in financial instruments and foreign currency	319	221

Core earnings attributable to Devon (Non-GAAP)		$89

Diluted share count		413
Core diluted earnings per share attributable to Devon (Non-GAAP)		$0.22

NET DEBT

(in millions)

Devon defines net debt as debt less cash and cash equivalents and net debt attributable to the consolidation of EnLink Midstream as presented in the following table. Devon believes that netting these sources of cash against debt and adjusting for EnLink net debt provides a clearer picture of the future demands on cash from Devon to repay debt.

	March 31,
	2015	2014

Total debt (GAAP)	$11,749	$15,512
Cash and cash equivalents	(1,858)	(2,027)

Consolidated net debt (Non-GAAP)	9,891	13,485
Non-recourse EnLink obligations	(2,494)	(1,732)
EnLink cash and cash equivalents	110	221

Net debt (Non-GAAP)	$7,507	$11,974

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 2		Full Year
	Low	High	Low	High

Oil and bitumen (MBbls/d)
United States	165	170	160	170
Canada	95	100	100	110

Total	260	270	260	280

Natural gas liquids (MBbls/d)
United States	130	140	128	134
Gas (MMcf/d)
United States	1,600	1,650	1,550	1,600
Canada	20	20	20	20

Total	1,620	1,670	1,570	1,620

Oil equivalent (MBoe/d)
United States	562	585	546	571
Canada	98	103	103	113

Total	660	688	649	684

PRICE REALIZATIONS GUIDANCE
	Quarter 2		Full Year
	Low	High	Low	High

Oil and bitumen - % of WTI
United States	84%	94%	85%	95%
Canada	52%	62%	49%	59%
NGL - realized price	$7	$12	$6	$16
Natural gas - % of Henry Hub	78%	88%	79%	89%

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS

	Quarter 2		Full Year
($ millions, except Boe)	Low	High	Low	High

Marketing & midstream operating profit	$185	$215	$860	$920
Lease operating expenses per Boe	$9.00	$9.60	$9.00	$9.60
General & administrative expenses per Boe	$3.60	$3.90	$3.75	$4.25
Production and property taxes as % of upstream sales	7.9%	8.9%	7.4%	8.4%
Depreciation, depletion and amortization per Boe	$13.50	$14.50	$13.75	$14.75
Other operating items	$15	$20	$60	$80
Net financing costs	$110	$130	$460	$520
Current income tax rate	4.0%	9.0%	4.0%	9.0%
Deferred income tax rate	26.0%	31.0%	26.0%	31.0%

Total income tax rate	30.0%	40.0%	30.0%	40.0%

Net earnings attributable to noncontrolling interests	$5	$25	$50	$100

CAPITAL EXPENDITURES GUIDANCE
	Quarter 2		Full Year
(in millions)	Low	High	Low	High

Exploration and development	$950	$1,050	$3,900	$4,100
Capitalized G&A and interest	100	120	400	500
Midstream (1)	20	40	110	160
Corporate and other	30	40	100	150

Devon capital expenditures	$1,100	$1,250	$4,510	$4,910

(1)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

COMMODITY HEDGES

	Oil Commodity Hedges
	Price Swaps		Price Collars			Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q2-Q4 2015	106,442	$91.07	31,500	$89.67	$97.84	28,000	$116.43

	Oil Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q2-Q4 2015	Western Canadian Select	36,320	$(16.35)

	Natural Gas Commodity Hedges
	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q2-Q4 2015	250,000	$4.32	391,964	$3.74	$4.04	550,000	$5.09

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index.